Exhibit 99.1

PRODUCTIVETECH, INC.

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2014

AND

INDEPENDENT AUDITORS' REPORT

PRODUCTIVETECH, INC.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
of ProductiveTech, Inc.

We have audited the accompanying financial statements of ProductiveTech, Inc. (an S corporation)  which comprise the balance sheet as of December 31, 2014 and the related statements of income and changes in retained earnings, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ProductiveTech, Inc. as of December 31, 2014 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

September 18, 2015

PRODUCTIVETECH, INC.

BALANCE SHEET

DECEMBER 31, 2014

ASSETS
Current assets
Cash and cash equivalents	$13,297
Accounts receivable	169,007
Inventory	9,041
Total current assets	191,345

Property and equipment, net	85,232
Other assets	8,119
Total assets	$284,696

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Line of credit	$50,000
Accounts payable	17,962
Notes payable, related parties	49,798
Current portion of long-term debt	12,006
Deferred revenue	25,711
Other liabilities	9,601
Total current liabilities	165,078

Long-term debt	20,881
Total liabilities	185,959

Commitments

Stockholders' equity
Common stock, no par value, 100 shares authorized and issued	5,000
Retained earnings	93,737
Total stockholders' equity	98,737
Total liabilities and stockholders' equity	$284,696

See notes to financial statements.

PRODUCTIVETECH, INC.

STATEMENT OF INCOME AND CHANGES IN RETAINED EARNINGS

YEAR ENDED DECEMBER 31, 2014

Revenues
Service	$1,271,599
Product	427,595
Total Revenues	1,699,194

Cost of revenues
Service	576,723
Product	332,650
Cost of revenues	909,373

Gross profit	789,821

Operating expenses
General and administrative expenses	616,591

Income from operations	173,230

Other income (expense)
Interest expense	(3,275)
Income, other	1,755
(1,520)

Income before income taxes	171,710

Income tax expense	1,773

Net income	169,937

Retained earnings, beginning of year	46,800

Distributions	(123,000)
Retained earnings, end of year	$93,737

See notes to financial statements.

PRODUCTIVETECH, INC.

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2014

Cash flows from operating activities
Net income	$169,937
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	23,820
Changes in assets and liabilities
Accounts receivable	34,112
Inventory	4,560
Accounts payable	(19,630)
Deferred revenue	(32,480)
Other liabilities	(889)
Net cash provided by operating activities	179,430

Cash flows from investing activities
Acquisition of property, plant and equipment	(21,684)
Proceeds from notes receivable, related party	1,575
Net cash used in investing activities	(20,109)

Cash flows from financing activities
Repayment of long-term debt	(21,168)
Repayment of notes payable, related parties	(14,286)
Distributions	(123,000)
Net cash used in financing activities	(158,454)

Net change in cash and equivalents	867
Cash and equivalents, beginning of year	12,430
Cash and equivalents, end of year	$13,297

Supplemental cash flow disclosures
Income taxes paid	$1,773
Interest paid	2,144

Significant noncash investing and financing activities
Equipment financed with lender	29,654

See notes to financial statements.

PRODUCTIVE TECH, INC.

NOTES TO FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business
ProductiveTech, Inc. (the “Company”), is incorporated in the state of New Jersey.  The Company is engaged in the business of managed and hosted services, information technology consulting services and sales of computer hardware.  Managed and hosted services include cloud services such as server backups and spam filtering.

Use of Estimates
Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates.

Cash and cash equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Cash balances in banks are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Accounts Receivable
Accounts receivable are stated at the amounts management expects to collect.  An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts.  Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  Management has determined that no allowance is required at December 31, 2014.

Revenue Recognition
Managed and hosted services are recognized at the first of each month, as services are prepaid to cover the month in which revenue is recognized. Consulting and project services are billed and revenue is recognized as services are provided. Product revenue is recorded as products are sold and delivered to customers. If the product to be sold requires a down payment, the payment is recorded as a customer deposit and is recognized as revenue once the product is delivered to the customer.

Property and Equipment
Property and equipment are stated at cost.  Depreciation is provided using the straight-line method over estimated useful lives of three to six years.  Leasehold improvements are amortized over the shorter of the useful life of the related asset or the period of the lease.

PRODUCTIVE TECH, INC.

NOTES TO FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventory
Inventory, which consist of purchased finished goods, are stated at the lower of cost (first-in, first-out) or market.

Deferred Revenue
Deferred revenue consists of prepaid blocks of time deposited for future consulting services which will be earned as services are performed.

Income Taxes
The Company has elected S Corporation status for federal income tax, New Jersey and Pennsylvania corporation business tax purposes.  Under these elections, the Company is not a taxpaying entity for federal and state income tax purposes and, accordingly, no provision has been made for such income taxes, except for a minimum state corporate business tax.  The stockholders’ allocable share of the Company’s income or loss is reportable on their income tax returns.

Fair Value of Financial Instruments
The carrying amounts of financial instruments, including cash, accounts receivable, accounts payable, accrued expenses, and other liabilities approximates fair value due to their short maturities.  The Company believes that its indebtedness approximates fair value based on current yields for debt instruments with similar terms.

Subsequent Events
The Company has evaluated events and transactions for potential recognition or disclosure through September 18, 2015, which is the date the financial statements were available to be issued.

2 - RELATED PARTY TRANSACTIONS

The Company borrows funds from the stockholders to support the Company’s operations, as necessary.  The loans are non-interest bearing with no set maturity date. As of December 31, 2014 the amount due is $49,798.

In January 2013 the Company entered into a $10,000 note receivable with a related party.  The term of the loan is five years, maturing in January 2018, at an interest rate of 5.0%.  As of December 31, 2014, the balance of the loan is $6,619.  Interest income for 2014 was $537.

PRODUCTIVE TECH, INC.

NOTES TO FINANCIAL STATEMENTS

3 - PROPERTY AND EQUIPMENT

Property and equipment, at cost, consist of the following:

December 31, 2014
Computers and equipment	$198,200
Leasehold improvements and other fixed assets	42,606
240,806
Less - Accumulated depreciation and amortization	155,574
$85,232

4 - LINE OF CREDIT

The Company maintains a $50,000 revolving line of credit with Fulton Bank of New Jersey, which is guaranteed by the stockholders of the Company and requires on an annual basis a minimum thirty day balance of zero.  The collateral on the line includes accounts receivable, inventory, and property and equipment as pledged by the Company.  Interest is at prime rate plus 1.0% not less than 4.5% (4.5% at December 31, 2014).  The Company had $50,000 in borrowings against its revolving line of credit as of December 31, 2014.

5 - TERM LOAN AND NOTES PAYABLE

On August 28, 2009, the Company entered into a sixty month term loan with Fulton Bank of New Jersey in the amount of $100,000 due and paid off on September 5, 2014.  The monthly payment amount was $1,973 with an annual interest rate of 6.75%. There was no outstanding balance at December 31, 2014.

On May 31, 2012, the Company entered into a thirty-six month financing agreement with Leaf Capital Funding, LLC in the amount of $16,204 due May 31, 2015, which is guaranteed by the stockholders of the Company and collateralized by the assets purchased with the funds.   The monthly payment amount is $563 and has an imputed interest rate of 1.26% per month. At December 31, 2014 the outstanding balance was $3,232.

On December 23, 2014, the Company entered into a thirty-six month financing agreement with Leaf Capital Funding, LLC in the amount of $29,603 due December 23, 2017, which is guaranteed by the stockholders of the Company and collateralized by the assets purchased with the funds.   The monthly payment amount is $992 and has an imputed interest rate of 1.04% per month.  At December 31, 2014 the outstanding balance was $29,655.

PRODUCTIVE TECH, INC.

NOTES TO FINANCIAL STATEMENTS

5 - TERM LOAN AND NOTES PAYABLE (Continued)

Future annual principal payments of long-term debt are as follows:

Year Ending December 31,
2015	$12,006
2016	9,936
2017	10,945
$32,887

6 - CONCENTRATIONS OF CREDIT RISK

For the year ended December 31, 2014, accounts receivable from one customer represents approximately 11% of the total receivable balance.  No customers accounted for more than 10% of revenue for the year ended December 31, 2014.

7 - COMMITMENTS

On December 17, 2012, the Company signed a three year lease commencing on January 1, 2013 and terminating on December 31, 2015, with a base rent of $1,750 per month.  On May 22, 2014, the lease agreement was amended for use of additional square footage increasing monthly base rent to $2,200, effective June 1, 2014.  Future minimum payments under the lease are $13,200, representing payments through July 6, 2015 when the Company was acquired and the lease was taken over by the acquirer (see Note 8).

Total rent expense was approximately $24,875 for the year ended December 31, 2014.

8 - SUBSEQUENT EVENTS

On July 6, 2015, the Company entered into an Asset Purchase Agreement and sold substantially all of the Company’s assets for total consideration of $1,360,000 to SWK Technologies, Inc. (“SWK”), a subsidiary of SilverSun Technologies, Inc. (“SSNT”). The consideration is comprised of $500,000 in cash and a promissory note for $600,000. The note is due in 60 months from the closing date and bears interest at a rate of two and one half (2.5%) percent.  Additionally in connection with the purchase agreement, SSNT issued 64,484 shares of common stock at a value of $260,000.  Subsequent to the sale of the Company’s assets, the Company no longer has ongoing operations.

PRODUCTIVE TECH, INC.

NOTES TO FINANCIAL STATEMENTS

8 - SUBSEQUENT EVENTS (Continued)

On April 10, 2015 the Company, increased their original line of credit with borrowings up to $150,000. The line is guaranteed by the stockholders with collateral including accounts receivable, inventory, property and equipment.  The line now requires monthly principal payments equal to one thirty sixth of the balance outstanding.

Additionally, the Company opened a $50,000 revolving line of credit with the same bank that is guaranteed by the stockholders of the Company and requires on an annual basis a minimum thirty day balance of zero.  The collateral on the line includes accounts receivable, inventory, property and equipment as pledged by the Company.  Interest is at prime rate plus 1.0% not less than 4.5%.